Exhibit 99



                             JOINT FILER INFORMATION



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Name:                       Elan International Services, Ltd.
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Address:                    Flatts, 102 St. James Court, Smith Parish
                            Bermuda, FL04
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Designated Filer:           Elan Corporation, plc
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Issuer & Ticker Symbol:     GlycoGenesys, Inc. (GLGS)
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Date of Event               7/10/01
Requiring Statement:
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Signature:    /s/ Kevin Insley
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              Name:  Kevin Insley
              Title:    President and Chief
                        Financial Officer
              ELAN INTERNATIONAL SERVICES, LTD.